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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ---------------

                                   ELDERTRUST
             (Exact name of registrant as specified in its charter)

                  Maryland                            23-2932973
       (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)             Identification No.)

                                 ---------------

        415 McFarlan Road, Suite 202
             Kennett Square, PA                          19348
  (Address of principal executive offices)             (zip code)

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
If this form relates to the registration of a class of              If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange                securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction                Ac and is effective pursuant to General Instruction
A.(c), check the following box. [X]                                 A.(d), check the following box. [ ]
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                      Securities Act registration statement
                     file number to which this form relates:
                                    333-37451
                     ---------------------------------------
                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                Name of each exchange on which
             to be so registered                each class is to be registered

    Common Shares of Beneficial Interest,          New York Stock Exchange
          par value $.01 per share
              (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:  None


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Item 1.  Description of Registrant's Securities to be Registered


    Information with respect to the common shares of beneficial interest, par value $.01 per share (the "Common Shares"), of the Registrant is incorporated by reference to the sections captioned "Shares of Beneficial Interest" and "Certain Provisions of Maryland Law and the Company's Declaration of Trust and Bylaws" in the Registrant's Registration Statement on Form S-11 (No. 333-37451), as such may be amended (including any prospectus filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended).

Item 2.  Exhibits

    The securities to be registered are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. In accordance with Part II of the instructions as to exhibits on Form 8-A, the following shall be filed with the New York Stock Exchange:

         1. The Registrant's Registration Statement on Form S-11 (No.
            333-37451).

         2. The Amended and Restated Declaration of Trust of the Registrant.

         3. The Bylaws of the Registrant.

         4. Specimen certificate for the Common Shares.


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                                    SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              ELDERTRUST


Date:  December 22, 1997                      By:  /s/Edward B. Romanov, Jr.
                                                  --------------------------
                                                  Edward B. Romanov, Jr.
                                                  President and
                                                  Chief Executive Officer




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